Exhibit 99.1
Orion Energy Systems, Inc. Receives Notice from NYSE Amex
MANITOWOC, Wis. — July 6, 2011 (BUSINESS WIRE) Orion Energy Systems, Inc. (NYSE Amex: OESX), a leading power technology enterprise, today announced that it has received a notice from NYSE Amex LLC (the “Exchange”), indicating that the Company was not in compliance with the Exchange’s continued listing criteria set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide because it did not timely file its Annual Report on Form 10-K for the year ended March 31, 2011.
In order to maintain its Exchange listing, the Company has submitted a plan of compliance to the Exchange that will bring the Company into compliance with the listing standards no later than September 28, 2011. The Company’s plan of compliance explained that, as previously reported, due to the complexities and complications associated with the restatement of its financial statement to account for transactions under its historical Orion Throughput Agreements as sales-type capital leases instead of the Company’s current accounting treatment of such transactions as operating leases, the Company was not able to file its Annual Report on Form 10-K for its fiscal year ended March 31, 2011 within the 15-day extension period afforded by SEC Rule 12b-25. However, the Company expects to file its fiscal 2011 Annual Report on Form 10-K by mid-July and as promptly thereafter as possible file its amended Form 10-Qs for the first three quarters of fiscal 2011 and 2010.
The Corporate Compliance Department of the Exchange will evaluate the plan, and will make a determination as to whether the Company has made a reasonable demonstration of an ability to regain compliance with the continued listing standards by September 28, 2011, in which case the plan will be accepted. If the plan is accepted, the Company will remain listed during the plan period ending September 28, 2011, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.
About Orion Energy Systems
Orion Energy Systems, Inc. (NYSE Amex: OESX) is a leading power technology enterprise that designs, manufactures and deploys energy management systems — consisting primarily of high-performance, energy efficient lighting platforms, intelligent wireless control systems and direct renewable solar technology for commercial and industrial customers — without compromising their quantity or quality of light. For more information, visit www.oesx.com.
Investor Relations Contact
Scott Jensen, CPA
Chief Financial Officer
(920) 892-5454
sjensen@oesx.com
Safe Harbor Statement
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) further deterioration of market conditions, including customer capital expenditure budgets; (ii) Orion’s ability to compete in a highly competitive market and its ability to respond successfully to market competition; (iii) increasing duration of customer sales cycles; (iv) the market acceptance of Orion’s products and services, including the increasing customer preferences to purchase the Company’s products through its OTAs and PPAs rather than through cash purchases; (v) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture Orion’s products; (vi) loss of one or more key customers or suppliers, including key contacts at such customers; (vii) the increasing relative volume of the Company’s product sales through its wholesale channel; (viii) a reduction in the price of electricity; (ix) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (x) increased competition from government subsidies and utility incentive programs; (xi) dependence on customers’ capital budgets for sales of products and services; (xii) Orion’s development of, and participation in, new product and technology offerings or applications; (xiii) legal proceedings, including the securities litigation pending against Orion; and (xiv) potential warranty claims. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and Orion undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oesx.com in the Investor Relations section of our Web site.